U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: October 10, 2003



                      URBAN TELEVISION NETWORK CORPORATION
             (Exact Name of registrant as specified in its Charter)




         Nevada                       33-58972                    22-2800078
------------------------         -------------------         -------------------
(State of Incorporation)         Commission File No.         (IRS Employer
                                                             Identification No.)



18505 Highway 377 South, Fort Worth, TX                             76126
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, (    817   )       512        -       3033
                               ------------  --------------    -----------------




                     (Registrant's former name and address)

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Pursuant to Item 304 of Regulation S-B the registrant states:

(a) (1)(i) On September 22, 2003, the Registrant's certifying independent accountant, Jack Burke, C.P.A., resigned. The Company received formal notice on October 6, 2003.

         (ii) The financial statements reported on by Jack Burke were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles during the past two fiscal years, and interim periods, with the exception that Jack Burke, C.P.A. did issue a going concern opinion which appears Note 10 of the Company's financial statements which are a part of the Form 10-KSB Annual Report filed December 31, 2002;

         (iii) Not Applicable.

         (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the past two fiscal years and interim periods, including the interim period up through the date the relationship ended.

                  (B)      Not applicable;

                  (C)      Not applicable;

                  (D)      Not applicable; and

                  (E)      Not applicable.

         (2) We have not engaged a replacement independent certifying accountant at this time.

                  (i)      Not applicable; and

                  (ii)     Not applicable.

         (3) The Registrant has provided to Jack Burke, C.P.A., its former independent certifying accountant, a copy of the disclosures contained in this
Item 4 and the Registrant has requested a letter from Jack Burke, C.P.A., addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

(b) Not applicable.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired. Not Applicable

         (b)      Pro Forma financial information. Not Applicable

         (c)      Index to Exhibits.

         Exhibit Number                        Description

         (16)                       Letter from Jack Burke,  C.P.A.  pursuant to
                                    Item 304(a)(3) of Regulation S-B


SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Urban Television Network Corp.
Dated: October 10, 2003
                                                   /s/ Randy Moseley
                                                  ------------------------------
                                                  By: Randy Moseley
                                                  Title: President